SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

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Siboney Corporation
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SIBONEY CORPORATION
325 N. Kirkwood Road, Suite 300
P.O. Box 221029
St. Louis, Missouri 63122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of SIBONEY CORPORATION will be held at Siboney Corporation’s office, 325 North Kirkwood Road, St. Louis, Missouri 63122 on Tuesday, May 22, 2007, at 11:00 a.m., for the following purposes:

1. To elect a board of six directors; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 2, 2007 will be entitled to vote at the meeting. A copy of the Company’s 2006 Annual Report to Stockholders, the Proxy Statement for the meeting and a proxy card accompany this notice.

Whether or not you intend to be present at the meeting, please mark, sign, date and return the enclosed proxy card so that your shares may be represented and voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Rebecca M. Braddock, Secretary

Saint Louis, Missouri
April 16, 2007

PROXY STATEMENT

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of SIBONEY CORPORATION (the “Company”) for use at the annual meeting of the Company’s stockholders to be held at Siboney Corporation’s office, 325 North Kirkwood Road, St. Louis, Missouri 63122 on May 22, 2007, at 11:00 a.m., and at any adjournment thereof. Whether or not you expect to attend the meeting in person, please return your marked and executed proxy so that your shares will be voted in accordance with your wishes. The first mailing of proxies to stockholders will occur on or about April 16, 2007.

REVOCABILITY OF PROXY

If, after sending in your proxy, you desire to revoke your proxy for any reason, you may do so by attending the meeting and casting a contrary vote or by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy. Merely attending the meeting will not revoke a proxy.

RECORD DATE

Stockholders of record at the close of business on April 2, 2007 will be entitled to vote at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On April 2, 2007, there were 16,920,419 shares of common stock, par value $0.10 per share (“Common Stock”), outstanding and entitled to vote. Each share is entitled to one vote. A majority of the outstanding shares present in person or by proxy will constitute a quorum at the meeting. Under applicable law, the vote required for the election of directors is a plurality of all votes cast at a meeting at which a quorum is present. Indications on a proxy to withhold a vote for all nominees for election as director and broker non-votes have no effect on the results of the vote for the election of directors.

As of April 2, 2007, the following persons were the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock:

	Amount and Nature	Percent
Name and Address	of Beneficial Ownership	of Class

Timothy J. Tegeler	3,183,631(1)	18.49%
325 N. Kirkwood Road, Suite 300
St. Louis, Missouri 63122

U.S. Bancorp (2)	1,248,000	7.37%
800 Nicollet Mall
Minneapolis, Minnesota 55402-7020

(1)
Includes 1,248,000 shares (7.37%) held by the Jerome F. Tegeler Trust, of which Mr. Tegeler is a trustee together with U.S. Bank National Association, 477,500 shares (2.82%) held by the Tegeler Foundation, of which Mr. Tegeler is the managing trustee, and 40,000 shares owned by members of Mr. Tegeler’s family. Also includes 100,000 shares which are subject to purchase upon exercise of options which are currently exercisable and 200,000 shares which are subject to purchase upon exercise of a warrant which is currently exercisable.

(2)
U.S. Bank National Association, a subsidiary of U.S. Bancorp, serves as a trustee, along with Mr. Tegeler, of the Jerome F. Tegeler Trust. U.S. Bancorp and U.S. Bancorp Asset Management, Inc. each has shared voting and dispositive power with respect to 1,248,000 shares held by the trust.

ACTION TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy will vote the shares subject to that proxy:

(1)	FOR the election of the six persons named herein as nominees for directors of the Company to hold office for one year or until their successors have been duly elected and qualify; and

(2)	according to their judgment as to the best interests of the Company on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Should any nominee named herein for election as a director become unavailable for any reason, the persons named in the proxy will vote for the election of such other person as may be nominated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any listed nominee to be unavailable to stand for election.

PROPOSAL I — ELECTION OF DIRECTORS - INFORMATION CONCERNING NOMINEES

The following table indicates the names, ages, principal occupations and employment histories of nominees for directors of the Company, the periods during which they have served as directors of the Company, the number of shares and percentage of  the Common Stock of the Company beneficially owned by each nominee as of April 2, 2007 and the nature of such ownership, as well as the number of shares and percentage of Common Stock beneficially owned by all directors and officers as a group. Unless otherwise indicated, each individual has held the principal occupation listed for more than the past five years. No nominee is a director of another company with a class of securities registered under or subject to the requirements of the Securities Exchange Act of 1934 or which is registered as an investment company under the Investment Company Act of 1940.

Name of Director (Age) and Term as Director	Principal Occupation or Employment	Amount and Nature of Beneficial Ownership (1) (% of Class)

Rebecca M. Braddock (53) 1985 to Present	Vice President, Siboney Corporation, since 1987 and Secretary, Siboney Corporation, since 1985. Treasurer from 1987 to 2005.	487,000 (2) (2.86%)

William D. Edwards, Jr. (48) 2002 to Present
President Siboney Learning Group since August 2005. Executive Vice President and Chief Operating Officer, Siboney Corporation since May 2003. Executive Vice President, Siboney Learning Group from May 2003 to August 2005. Chief Operating Officer, Siboney Learning Group since May 2003. Chief Financial Officer, Siboney Corporation and Siboney Learning Group since August 2004; prior thereto, Chief Operating Officer, G.A. Sullivan Company, an information technology consulting and software development company, since 1996.
800,000 (2) (3.41%)

John J. Riffle (51) 2005 to Present	Member, Lewis, Rice & Fingersh, L.C., attorneys at law, since 1989.	285,000 (2) (1.67%)

Lewis B. Shepley (67) 2001 to Present
Semi-retired Consultant. President, Johnson Research & Capital Incorporated, an investment banking and brokerage firm, from June 1999 to October 1999; Senior Vice President and Chief Financial Officer, The Reliable Life Insurance Company, from 1983 to 1999.
850,000 (2) (4) (4.87%)

Timothy J. Tegeler (65) 1979 to Present
Chairman of the Board, Siboney Corporation, since 1987 and Chief Executive Officer, Siboney Corporation, since 1985. Chief Financial Officer, Siboney Corporation, from 1985 to August 2004. President, Siboney Corporation, from 1985 to May 2001. Investment executive with Century Securities, Inc., an investment securities firm, since February 1993. Mr. Tegeler also is the managing trustee of the Tegeler Foundation, St. Louis, Missouri.
3,183,631 (2) (3) (4) (18.49%)

Jerome W. Thomasson (60) 2005 to Present
Chairman Thomasson Advisory Group, a financial consulting business, since September 1998; prior thereto, Partner, Ernst & Young. Director of The Private Bank of St. Louis, a subsidiary of The Private Bancorporation.
260,000 (2) (1.53%)

All Directors and Officers as a group (6 persons)		5,865,631 (2) (3) (4) (31.21%)

(footnotes on following page)

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to all of the shares listed.

(2)
Includes the following shares subject to options which are currently exercisable or are exercisable within 60 days following April 2, 2007: Ms. Braddock - 125,000; Mr. Edwards - 700,000; Mr. Riffle - 100,000; Mr. Shepley - 350,000; Mr. Thomasson - 100,000; and Mr. Tegeler - 100,000. All officers and directors as a group (6 persons) hold options to purchase a total of 1,475,000 shares.

(3)	Includes the shares described in footnote (1) to the table under “Voting Securities and Principal Holders Thereof.”

(4)	Includes the following shares subject to warrants which are currently exercisable: Mr. Shepley - 200,000 and Mr. Tegeler - 200,000.

THE BOARD OF DIRECTORS, COMPENSATION COMMITTEE AND AUDIT COMMITTEE

The Board of Directors held seven meetings during 2006. All of the Company’s directors attended at least 75% of the meetings held in 2006 of the Board and committees on which they serve. The committees of the Board consist of a Compensation Committee and an Audit Committee.

It is the Company’s policy to strongly encourage Board members to attend the annual meeting of shareholders. At the 2006 annual meeting, all directors were in attendance.

Compensation Committee

John J. Riffle, Chairman, Lewis B. Shepley and Timothy J. Tegeler are the current members of the Compensation Committee. The Compensation Committee determines the salaries and incentive compensation of the officers of Siboney Corporation and its subsidiaries and provides recommendations for the salaries and incentive compensation of other employees. The Compensation Committee also recommends the compensation payable to the Company’s Directors. The Compensation Committee held one meeting in 2006.

The Board has not adopted a separate charter for the Committee. In making this determination, the Board considered the relatively small size of the Company, the limited number of officers of the Company and the lack of complexity with respect to compensation packages historically provided by the Company to its officers. The Board has not expressly authorized the Committee to delegate its authority to other individuals. The Committee has not engaged any outside consultants to perform services in determining or recommending the amount or form of officer or director compensation.

The Board of Directors has determined that each of the members of the Compensation Committee other than Mr. Tegeler is independent within the meaning of the listing standards of the New York Stock Exchange. Mr. Tegeler serves on the Compensation Committee and as an executive officer of the Company. As such, Mr. Tegeler participates in discussions and decisions of the Committee with respect to his own compensation as an executive officer.

Audit Committee

Lewis B. Shepley, Chairman, and Jerome W. Thomasson are the current members of the Audit Committee. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s auditors, the scope of the annual audit, fees to be paid to the auditors, the performance of the independent auditors and the Company’s accounting practices. Jerome W. Thomasson serves as the Audit Committee Financial Expert within the meaning of the Securities Exchange Act of 1934 and the regulations issued thereunder. The Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee operates in accordance with a written charter, which was filed as Appendix A to the Company’s proxy statement filed on April 2, 2004. The Audit Committee held five meetings in 2006.

Director Nominations

The Board of Directors identifies, evaluates and selects potential director nominees and otherwise oversees the director nomination process. The Board has determined that it is appropriate for the entire Board to direct this process instead of establishing a separate standing nominating committee. In making this determination, the Board considered the relative size of the

Company and the lack of turnover among members of the Board. As such, the Board has not adopted a separate charter with respect to a nominating committee. Of the currently serving members of the Board, John J. Riffle, Jerome W. Thomasson and Lewis B. Shepley have been determined by the Board to be independent within the meaning of the listing standards of the New York Stock Exchange. The nominees for director contained in this proxy statement were approved by the Board.

The Board will consider nominees recommended by members of the Board and by shareholders. The Board may retain advisors to assist in the identification of director candidates. Any shareholder wishing to nominate a candidate for director at a shareholders’ meeting must submit a proposal as described under “Future Proposals of Security Holders” and furnish certain information about the proposed nominee, in accordance with the Company’s Bylaws. The notice submission should include information on the candidate for director, including the proposed candidate’s name, age, business address, residence address, principal occupation or employment for the previous five years, class or series and number of shares of the Company’s common stock owned beneficially or of record and all other information on the candidate required by regulations relating to proxy solicitation (including a consent from such person to be nominated and serve as director). In considering a potential nominee for the Board, shareholders are asked to note that candidates should evidence: personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; broad training and experience at the policy-making level in business, government or community organizations; expertise that is useful to the Company and complementary to the background and experience of other Board members; willingness to devote a required amount of time to carrying out the duties and responsibilities of Board membership; commitment to serve on the Board over a period of several years to develop knowledge about the Company, its strategy and its principal operations; willingness to represent the best interests of all constituencies and objectively appraise management performance; and involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to the Company. The notice submission should be addressed to: Corporate Secretary, Siboney Corporation, 325 N. Kirkwood Road, Suite 300, P.O. Box 221029, St. Louis, Missouri 63122.

Shareholder Communications

Shareholders who desire to communicate with members of the Board should send correspondence addressed to: Corporate Secretary, Siboney Corporation, 325 N. Kirkwood Road, Suite 300, P.O. Box 221029, St. Louis, Missouri 63122. All appropriate shareholder correspondence is forwarded by the Secretary to the individual Board member to which the correspondence is addressed. The Company does not, however, forward sales or marketing materials or correspondence not clearly identified as shareholder correspondence.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The executive officers of the Company are Timothy J. Tegeler, Rebecca M. Braddock and William D. Edwards, Jr. Mr. Tegeler has served as Chief Executive Officer of the Company since 1985 and as Chairman of the Board since 1987, and was President of the Company from 1985 to May 2001 and Chief Financial Officer from 1985 to August 2004. Ms. Braddock has served as Secretary of the Company since 1985, as Vice President since 1987 and was Treasurer from 1987 to August 2005. Mr. Edwards has served as Executive Vice President and Chief Operating Officer of the Company since May 2003, Chief Financial Officer of the Company since August 2004, President of Siboney Learning Group since August 2005, Executive Vice President of Siboney Learning Group from May 2003 to August 2005, Chief Operating Officer of Siboney Learning Group, Inc. since May 2003, Chief Financial Officer of Siboney Learning Group since August 2004, a Director of the Company since December 2002 and as a Director of Siboney Learning Group, Inc. since May 2003. Prior thereto, Mr. Edwards served as Chief Operating Officer for G.A. Sullivan Company, an information technology consulting and software development company, since 1996. Information regarding ownership of the Company’s stock by executive officers may be found above in the section entitled “Proposal 1 - Election of Directors - Information Concerning Nominees.”

Each of the executive officers serves at the discretion of the Board of Directors of the Company.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation earned by the Company’s non-employee directors in fiscal year 2006:

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John J. Riffle	2006	3,600	—	—	—	—	—	3,600
Lewis B. Shepley	2006	3,600	—	11,004 (1)	—	—	—	14,604
Jerome W. Thomasson	2006	3,600	—	—	—	—	—	3,600

(1)
Represents the dollar amount recognized for financial statement reporting purposes during fiscal 2006 in accordance with FAS 123(R) with respect to a fully-vested option to purchase 200,000 shares of the Company’s Common Stock granted to Mr. Shepley on May 17, 2006 at an exercise price of $0.165 per share, which is the average of the high and low sale price of the Company’s Common Stock on the date of grant as reported by the Nasdaq OTC Bulletin Board. Please refer to Note 10 in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K, filed on March 23, 2007, for a discussion regarding the valuation of the Company’s stock options.

Additional Information About Director Compensation

The Company structures director compensation to attract and retain non-employee directors. The Compensation Committee of the Company’s Board of Directors determines the compensation payable to these directors.

Each non-employee director currently receives cash directors’ fees of $3,600 per year.

Upon commencement of a director’s term of service on the Board, a non-employee director is typically awarded an initial option to purchase shares of the Company’s Common Stock. The number of shares underlying this initial stock option award is determined on a case-by-case basis by the Committee at the time Board service commences and varies depending on the anticipated level of service to be provided by the director, including any service on committees of the Board. Historically, the number of shares of the Company’s Common Stock underlying this initial option award is between 100,000 and 200,000 shares. Non-employee directors may be granted additional options to purchase shares of the Company’s Common Stock as determined by the Committee from time to time. In making these awards, the Committee considers the historical and anticipated level of service provided by the director, including any service on committees of the Board. In 2006, Mr. Shepley received an option to purchase 200,000 shares of the Company’s Common Stock in recognition of additional time commitments required by his position as Chairman of the Audit Committee and membership on the Compensation Committee.

The Company currently does not reimburse expenses incurred by directors for Board service, but may do so in the future as determined by the Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

As a publisher of educational software products marketed primarily for K-12 students and adult learners, the Company operates in a competitive industry which is heavily dependent on federal, state and local government funding. In order to compete successfully in its marketplace, the Company must rely on the continued active participation of certain key members of management.

The Company’s management team must possess not only industry knowledge and experience but also discipline and the motivational skills that will incentivize all employees to work diligently for the Company’s success on a period-to-period basis. The Company’s executive compensation program is designed to attract and retain senior management with this combination of skills and abilities.

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors oversees and makes all significant decisions on officer compensation, with input from the full Board of Directors on key issues, particularly policy matters. The Committee determines the salaries and incentive compensation of the officers of the Company and its subsidiaries and provides recommendations for the salaries and incentive compensation of other employees. The Committee is composed of directors selected by the Board from time to time. Current Committee members are Directors, John J. Riffle, Chairman, Lewis B. Shepley and Timothy J. Tegeler.

In the area of executive officer compensation, the Committee’s general responsibility is to review and approve at least annually all principal aspects of the compensation of officers and to make recommendations on the structure of the executive compensation program to better serve the Company’s corporate goals and objectives.

The Committee has principal responsibility for and must approve all determinations on salary, annual bonus and long-term incentive compensation grants paid or payable to the officers of the Company, including the executive officers of the Company or its subsidiaries who are listed from time-to-time in the Summary Compensation Table in the Company’s annual meeting proxy statement.

Compensation Philosophy

The general purpose and goal of the executive compensation program is to attract and retain key management and to motivate them to maintain and improve Company profitability within acceptable risk parameters. Year-to-year determinations regarding executive compensation are based on corporate performance and the performance of individual executives.

The basic elements of executive compensation for the Company are the traditional three factors of salary, annual incentive pay (bonus) and long-term incentives (stock option awards). The additional elements in the overall executive compensation program are severance payments, including change-in-control arrangements, general and special employee benefits, including insurance arrangements, employer contributions to retirement plans, and health and welfare coverage, and special executive perquisites. All of these elements are considered together.

The base salary of officers generally is reviewed and approved annually and often is affected by variations in Company and individual performance. The annual incentive component is represented by cash bonuses that may be paid at year-end to officers under the Company’s Annual Incentive Plan. These bonuses are directly affected by variations in the performance of the Company. As salary and bonus compensation tend to be most affected by the period-to-period financial performance of the Company, they provide executives with appropriate incentive to remain focused on near-term developments and immediate opportunities to improve financial results.

The long-term incentive component of compensation is addressed through grants of options to purchase the Company’s Common Stock, the value of which is directly contingent upon the market price of the stock over time. Long-term incentive compensation encourages management to pursue strategies aimed at the Company’s long-run success, which presumably will be reflected in the Company’s stock price over time.

The Company’s philosophy is that the three basic components of officer compensation, taken as a group, are complementary. Thus, the components of compensation encourage management to maintain a balance between near-term and long-term objectives, to the ultimate benefit of all shareholders. The Committee periodically reviews the mix of cash and equity-based compensation provided under the executive compensation program to ensure that the mix is appropriate in light of market trends and the Company’s primary business objectives.

Each of these components is discussed in more detail in the following section.

Basic Components of Compensation

Salary - Salaries for officers, including the Chief Executive Officer, are reviewed on an annual basis. The Committee has the responsibility for reviewing and making determinations on officer salaries, subject to the Board’s general oversight responsibilities and any contractual commitments on salaries as may be contained in multi-year employment agreements between the Company and a particular executive.

Salary amounts for officers in each fiscal year are reviewed and set by the Committee on or before each officer’s anniversary or hire date and are effective on that date. The Committee reviewed the salaries of each of Mr. Tegeler, Chairman of the Board and Chief Executive Officer, and Ms.Rebecca Braddock, Vice President and Secretary, in January 2007. The Committee will review the salary of Mr. Edwards, Executive Vice President, Chief Operating Officer and Chief Financial Officer, in May 2007.

As a result of the Company’s declining revenues and increasing loss from operations in 2005 and 2006, at the beginning of 2006 the Committee adopted a company-wide freeze in salaries for all employees, including officers. This salary freeze was adopted and continues to be in effect in connection with the Company’s ongoing efforts to reduce selling, general and administrative expenses. As a result of this policy, Mr. Tegeler, Mr. Edwards and Ms. Braddock did not receive salary increases in 2006. Mr. Tegeler and Ms. Braddock did not receive salary increases at their annual reviews in January 2007. The Committee does not anticipate providing a salary increase for Mr. Edwards at his annual review in May 2007, but may do so in its discretion if the Committee determines to make a change in the company-wide policy.

Bonus (Annual Incentive) Compensation - This component of total compensation is designed to link executive pay directly to the Company’s performance. The amount awarded to the officers under this component is determined based on goals that the Compensation Committee believes more fully enhance shareholder value.

Annual Incentive Plan.  Bonus amounts for a fiscal year are granted by the Committee under the Company’s Annual Incentive Plan. The Plan is applicable to all employees of the Company, including the Company’s officers. Under the Plan, at the beginning of each fiscal year, the Committee selects a measure of Company performance and sets three targeted levels for that measurement to be achieved by the Company during the year. If a targeted level of Company performance is achieved, each eligible employee will receive: (1) a cash bonus equal to a percentage of their base salary (excluding commission), and (2) to the extent an employee is eligible to participate in the Company’s 401(k) plan, an employer contribution to the plan equal to a percentage of that employee’s total salary (including commission). The Committee sets the applicable percentages for each targeted level of performance, with the percentages increasing at each level. Amounts are paid to employees at the beginning of the fiscal year following the year in which the targets are set.

At the beginning of 2006, the Committee selected net income before taxes as the performance measure. The Committee set three targeted levels for this measure to be achieved by the Company in 2006. If the Company had achieved the first targeted level of net income before taxes, eligible employees would receive 1.5% of their base salary as a cash bonus and 1.5% of their total salary as an employer contribution to their 401(k) plan. For the second and third targeted levels of net income before taxes, the applicable percentages for both categories of bonuses were 2.5% and 3.75%, respectively. The Company did not achieve any of the targeted levels of performance in 2006 and no amounts were paid to employees or officers under the Plan.

At the beginning of 2007, the Committee selected net income before taxes as the performance measure. The Committee set the same three targeted levels for this measure to be achieved by the Company in 2007 as was selected in 2006.

Discretionary Employer Matched Contributions to 401(k) Plan. The Company also matches employee contributions to the Company’s 401(k) plan at a percentage or at amounts determined from time to time by the Committee. In 2006, the Company matched employee contributions made during the first six months of the year. These contributions were discontinued for the remaining portion of 2006 based on the financial results of the Company. The Committee has not authorized any of these contributions for 2007.

Long-Term Incentive Compensation - Long-term incentive compensation for officers is awarded in the form of options to purchase the Company’s Common Stock under its 1997 Incentive Stock Option Plan and 1987 Non-Qualified Stock Option Plan. The 1997 Plan provides for the granting of options which qualify as incentive stock options, within the meaning of Section 422 of the Internal Revenue Code. All options granted under the 1997 Plan must have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. The 1997 Plan expired March 3, 2007 and no additional options have been granted under the plan since March 3, 2007. Although the Committee has full discretion in fixing the exercise price for options granted under the 1987 Plan, the Committee has historically fixed this price at the stock’s fair market value on the date of grant. The Committee also has discretion to set vesting schedules for stock options granted under both plans.

Stock options, if any, are approved at a regularly scheduled time each year, specifically, at the Committee meeting held in connection with the Company’s annual shareholder meeting in May. This meeting is scheduled in advance of each year. Thus, the Committee seeks to avoid both the possibility and the appearance that any grants of options are being timed so as to take advantage of temporary fluctuations (downward) in the market price of the Company’s common stock to the ultimate advantage of the recipients. The Committee has never engaged in any backdating or forward dating of options so as to create or take advantage of artificially low grant date option prices.

In determining whether to grant stock options, the number of shares underlying those options and vesting schedules for the options, the Committee considers various factors. The Committee operates based on the general principle that stock option awards are appropriate when Company performance has been above the norm indicating a successful year for the Company and its shareholders. In those years when the Company falls short of the Committee’s and management’s expectations, stock-based awards to officers, if granted at all, are awarded conservatively. However, the Committee also reviews the total mix of compensation received by officers and may award stock options to officers that the Committee believes are undercompensated in the other basic components of compensation, namely salary.

The Committee, however, also recognizes that stock options serve as the primary method for the Company to provide long-term incentives to its executives. Since stock options are granted by the Committee at an exercise price which is not less than the fair market value of the Company’s Common Stock on the date of grant, officers realize value from their long-term plan awards only if the Company’s stock price increases from the date of grant, providing a long-term incentive for officers to increase financial performance.

Options granted by the Committee which do not vest immediately typically vest in installments of 20% per year after the date of grant. The Committee may grant a stock option subject to a vesting schedule when the Committee desires to ensure that an officer must dedicate significant time to the Company if he or she is to benefit from the award.

In 2006, the Committee granted Mr. Tegeler a fully-vested incentive stock option to purchase 50,000 shares of the Company’s Common Stock. Despite the Company’s declining revenues and increasing loss from operations in 2005 and 2006, the Committee determined to make this award to Mr. Tegeler in recognition of the fact that the Committee believes Mr. Tegeler’s salary is substantially below market level. Mr. Tegeler has expressed his desire to the Committee as in past years that his salary remain at its present level for 2006 and 2007. As a result of these factors, the Committee determined that a grant of a stock option to Mr. Tegeler was appropriate under the circumstances. The Committee expects to determine whether to grant any options to its officers in 2007 at its annual meeting held in connection with the Company’s 2007 annual shareholders meeting on May 22, 2007.

Employment Agreements with Executives and Change-in-Control Protections

Under appropriate circumstances, the Company has in the past entered into employment agreements with particular executives containing terms relating to salary, position, duties and benefits. These agreements may also contain provisions providing for severance payments to executives upon termination of employment and payments to the executives following a change-in-control of the Company. The Company has no other agreements or arrangements providing its officers with any severance benefits or any payments or benefits in connection with a change-in-control of the Company.

Of the current officers, only Mr. Edwards has an employment agreement. His contract stipulates a minimum salary unless otherwise agreed to by the Company and Mr. Edwards. If an executive’s employment agreement guarantees a minimum salary, the Committee must approve that salary as well as other key terms of the agreement before the Company enters into the agreement. For a further discussion regarding Mr. Edward’s agreement, see “Executive Compensation - Additional Information About Compensation in the Last Fiscal Year - Employment Arrangement with William D. Edwards” on page 12.

Executive Perquisites, Benefits and Other Compensation Matters

In addition to the three significant components of executive compensation discussed above, that is, salary, annual incentive compensation (bonus) and long-term incentive compensation (stock options), the overall compensation package provided by the Company to its officers includes other items, such as standard benefit programs available to all full-time employees (e.g., retirement and health plans) and certain limited perquisites (or “perks”) available only to senior executives. The Committee generally reviews and approves all of these other forms of compensation applicable to executives. Overall, the Committee believes that these additional compensation elements, to the extent that they are not automatically available to executives as part of broad-based plans available to all employees, should be structured with the goal of enabling the executives to perform their designated functions more effectively and efficiently

The Committee’s policy is to provide executives with only limited perquisites that are not available to employees generally. Historically, the dollar value of the perquisites furnished by the Company to executives in any year has been well below the threshold dollar amount per executive established by the Securities and Exchange Commission that would require disclosure in the Summary Compensation Table in the Company’s proxy statement. No perks of any consequence were provided to officers in 2006 or have been provided for 2007 as of the date of this Compensation Discussion and Analysis.

 Use of Compensation Consultants and Market Data

The Committee has from time to time relied on the Company’s internal resources to collect data on the compensation practices followed by other companies, although no formal peer group of companies has been designated by the Committee. Although the Committee has not engaged the assistance of outside advisers, such as compensation consultants, to carry out its duties, it may do so in the future in its discretion.

Participation by Executive Officers

Mr. Tegeler serves on the Compensation Committee and as the Company’s Chief Executive Officer. As such, Mr. Tegeler participates in discussions and decisions of the Committee with respect to his own compensation as an executive officer.

Compensation in the Last Fiscal Year

Summary Compensation Table

The following table reflects compensation paid or payable by the Company and its subsidiaries for the fiscal year ended December 31, 2006 to the Company’s principal executive officer and principal financial officer (together, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	(1) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(2) All Other Compensation ($)	Total ($)
Timothy J. Tegeler, Chairman of the Board and Chief Executive Officer	2006	85,256	—	—	2,500	—	—	1,535	89,291

William D. Edwards, Jr., Executive Vice President, Chief Operating Officer and Chief Financial Officer	2006	215,270	—	—	7,000	—	—	3,875	226,145

(1)
Represents the dollar amount recognized for financial statement reporting purposes during fiscal 2006 in accordance with FAS 123(R). Please refer to Note 10 in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K, filed on March 23, 2007, for a discussion regarding the valuation of the Company’s stock options.

(2)	The amounts in this column represent employer-matching contributions under the Company’s 401(k) plan.

Grants of Plan-Based Awards

The following table lists the options to acquire the Company’s stock granted during fiscal 2006 to the named executive officers.

	(1)	(2) Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	(3) All Other Option Awards: Number of Securities Underlying	(3) Exercise or Base Price of Option	(4) Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Options (#)	Awards ($/Sh)	Option Awards ($)
Timothy J. Tegeler	5/17/06	— 0	— 2,557.68	— 6,394.20	—	50,000	0.1815	2,500

William D. Edwards, Jr.		0	6,458.10	16,145.25	—	—	—	—

(1)	Represents a grant date of May 17, 2006, which was the date of the Company’s 2006 annual meeting.

(2)
Represents the estimated future payouts in 2006 under the Company’s Annual Incentive Plan for all employees. Under the Plan, three targeted levels of net income before taxes are set for achievement by the Company at the beginning of each fiscal year. No amounts under the plan were actually earned by any employee in 2006 due to the Company’s failure to achieve those goals in 2006. Additional information relating to these amounts is discussed in the narrative discussion following this table and in the Compensation Discussion and Analysis.

(3)
Represents an option granted to Mr. Tegeler under the Company’s 1997 Incentive Stock Option Plan. This option was fully vested on the date of grant. The exercise price is 110% of the average of the high and low sale prices of the Company’s Common Stock on the date of grant as reported by the Nasdaq OTC Bulletin Board. This price was greater than the closing price of the Company’s Common Stock on that date.

(4)
Represents the grant date fair value of the stock option award computed in accordance with FAS 123(R). Please refer to Note 10 in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K, filed on March 23, 2007, for a discussion regarding the valuation of the Company’s stock options.

Additional Information About Compensation in the Last Fiscal Year

Annual Incentive Plan - Bonus amounts for a fiscal year are granted by the Compensation Committee of the Board of Directors under the Company’s Annual Incentive Plan. The Plan is applicable to all employees of the Company, including the Company’s named executive officers. Under the Plan, at the beginning of each fiscal year, the Committee selects a measure of Company performance and sets three targeted levels for that measurement to be achieved by the Company during the year. If a targeted level of Company performance is achieved, each eligible employee will receive: (1) a cash bonus equal to a percentage of their base salary (excluding commission), and (2) to the extent an employee is eligible to participate in the Company’s 401(k) plan, an employer contribution to the plan equal to a percentage of that employee’s total salary (including commission). The Committee sets the applicable percentages for each targeted level of performance, with the percentages increasing at each level. Amounts are paid to employees at the beginning of the fiscal year following the year in which the targets are set.

At the beginning of 2006, the Committee selected net income before taxes as the performance measure. The Committee set three targeted levels for this measure to be achieved by the Company in 2006. If the Company had achieved the first targeted level of net income before taxes, each named executive officer would have receive 1.5% of his base salary as a cash bonus and 1.5% of his total salary as an employer contribution to his 401(k) plan. For the second and third targeted levels of net income before taxes, the applicable percentages for both categories of bonuses were 2.5% and 3.75%, respectively. The Company did not achieve any of the targeted levels of performance in 2006 and no amounts were paid to named executive officers under the plan. The amounts reflected in the Grants of Plan-Based Awards table contemplate a minimum of $0 because named executive officers earn no amounts under the plan if no targeted performance level is met. The “target” amounts are calculated based on the assumption that the first targeted level of performance is met and each named executive officer received 1.5% of his base salary as a cash bonus and 1.5% of his total salary as an employer contribution to his 401(k) plan. The “maximum” amounts are calculated based on the assumption that the third targeted level of performance is met and each named executive officer received 3.75% of his base salary as a cash bonus and 3.75% of his total salary as an employer contribution to his 401(k) plan.

Employment Arrangement With William D. Edwards - The Company entered into an employment agreement with William D. Edwards, Jr. on December 7, 2004 for the period through May 4, 2005. Unless the employment agreement is terminated by Mr. Edwards on at least 90 days’ notice, or by the Company for cause or upon Mr. Edwards’s death or disability, then the agreement continues on a year-to-year basis after May 4, 2005. The current base salary under this agreement is $215,270.

If the agreement is terminated by the Company for other than cause, Mr. Edwards is entitled to termination pay equal to his annual base salary payable semi-monthly. Mr. Edwards is provided medical and life insurance and other fringe benefits normally accorded the Company’s executives. The Company also will pay or reimburse Mr. Edwards for reasonable expenses he incurs in the interest of the Company’s business. Under the agreement, if a change of control of the Company occurs and Mr. Edwards is terminated within one year thereafter, Mr. Edwards will receive severance pay in a lump sum equal to the greater of his then current annual salary or his annual salary immediately prior to the change of control. Mr. Edwards is prohibited from competing with the Company for a period of 18 months after termination of his employment.

Exercise Price of Options Granted to Timothy J. Tegeler - In accordance with the terms of the Company’s 1997 Incentive Stock Option Plan, when an executive is granted an option under the plan owns or will be considered to own more than 10% of the total voting power of the Company’s common stock, the exercise price for the option must not be less than 110% of the fair market value of the common stock on the date of grant. As such, stock options granted to Mr. Tegeler reflected in the Grants of Plan-

Based Awards table are granted at an exercise price equal to 110% of the average of the high and low sales prices of the Company’s common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table lists certain information concerning option holdings as of the end of fiscal 2006 of options to acquire shares of the Company’s Common Stock held by the named executive officers:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Timothy J. Tegeler	50,000 50,000	—	—	0.3163 0.1815	5/10/10 5/16/11

William D. Edwards, Jr.	200,000 400,000(1)	100,000	—	0.23 0.20	12/15/07 5/13/08

(1)	Represents an option granted to Mr. Edwards on May 14, 2003 and which vests in installments of 20% per year.

Change of Control, Severance and Termination Payments

Under the Company’s employment agreement with William D. Edwards, Jr., Mr. Edwards is entitled to termination pay equal to his annual base salary payable semi-monthly if the agreement is terminated by the Company for other than cause. If a change of control of the Company occurs and Mr. Edwards is terminated within one year thereafter, Mr. Edwards will receive severance pay in a lump sum equal to the greater of his then current annual salary or his annual salary immediately prior to the change of control. Mr. Edwards is prohibited from competing with the Company for a period of 18 months after termination of his employment. If Mr. Edwards had been terminated for other than cause on December 29, 2006, the last business day of the Company’s last completed fiscal year, then Mr. Edwards would have been entitled to receive $215,270 as a severance payment under this agreement. Mr. Edwards would have been entitled to receive that same amount if a change of control of the Company had occurred on that date and Mr. Edwards had been terminated within one year thereafter.

COMPENSATION COMMITTEE REPORT

The responsibilities of the Compensation Committee are provided in its charter, which has been approved by the Company’s Board of Directors.

In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Discussion and Analysis with management, and

•	following such review, approved the inclusion of such Compensation Discussion and Analysis in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

John J. Riffle, Chairman       Lewis B. Shepley

Timothy J. Tegeler

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act
of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION;
TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

In connection with the Company’s renewal of its bank loan in March 2007, the bank required that the Company obtain $200,000 of subordinated debt from two of its directors. On March 21, 2007, the Company issued to each of Timothy J. Tegeler and Lewis B. Shepley a secured, subordinated promissory note in the principal amount of $100,000. Each loan is secured by a junior lien on substantially all of the Company’s assets and is subordinated to the Company’s bank debt. The subordinated debt matures in March 2009 and bears interest at 10% per annum (which the Company can pay in cash or in-kind). As an inducement to Mr. Tegeler and Mr. Shepley, the Company issued to each of them five-year warrants to purchase 200,000 shares of the Company’s common stock at $0.01 per share. The Board, without the participation of Messrs. Tegeler and Shepley, pre-approved each of these transactions.

The Company’s Board of Directors reviews and approves related party transactions which are required to be reported in the Company’s proxy statement and/or Form 10-K on a case-by-case basis. The Board has not adopted a formal written policy with respect to the approval or ratification of these transactions. In making this determination, the Board considered the relatively small size of the Company and infrequency in occurrence of these transactions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the financial reporting process for the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61.

The Audit Committee has received from the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In connection with this disclosure, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Lewis B. Shepley                      Jerome W. Thomasson

INDEPENDENT PUBLIC ACCOUNTANTS

RubinBrown LLP was the Company’s independent auditor for the year ended December 31, 2006 and has been selected as its independent auditor for the Company’s 2007 fiscal year. A representative of RubinBrown LLP is expected to attend the annual meeting and will have the opportunity to make a statement, if desired, and respond to appropriate questions from stockholders.

The following table sets forth the amount of audit fees and all other fees billed or expected to be billed by RubinBrown LLP for the years ended December 31, 2006 and 2005:

	2006	2005
Audit fees (1)	$ 58,000	$ 66,700
Audit-related fees (2)	--	2,375
Tax fees (3)	17,450	14,800
Total fees	$ 75,450	$ 83,875

(1)	Annual financial statement audit, limited quarterly review services, and review of documents filed with the Securities and Exchange Commission.

(2)	Consultations regarding financial reporting and accounting standards.

(3)	Income tax services, other than those directly related to the audit of the income tax accrual. Includes preparation of tax returns and assistance with tax notices.

All audit and non-audit services provided by the independent auditors in 2006 were pre-approved.

POLICY REGARDING THE APPROVAL OF INDEPENDENT AUDITOR PROVISION
OF AUDIT AND NON-AUDIT SERVICES

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee must pre-approve services prior to commencement of the specified service.

ANNUAL REPORT

The 2006 Annual Report to Stockholders of the Company accompanies this Proxy Statement.

FUTURE PROPOSALS OF SECURITY HOLDERS

Under the Company’s Bylaws, nominations for directors and proposals of business to be considered by stockholders at an annual meeting may be made (1) pursuant to the Company’s notice of meeting, (2) by the Board of Directors, or (3) by a stockholder entitled to vote who has delivered notice to the Company within 90 to 120 days before the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting.

Any stockholder who intends to submit a proposal for inclusion in the proxy statement for the 2008 annual meeting of stockholders pursuant to the applicable rules of the Securities and Exchange Commission must send the proposal to reach the Company’s Corporate Secretary by December 17, 2007. Stockholder proposals submitted after that date but before January 16, 2008, may be presented at the annual meeting if such proposal complies with the Company’s Bylaws, but will not be included in the Company’s proxy materials. Proposals should be addressed to: Rebecca M. Braddock, Secretary, Siboney Corporation, P.O. Box 221029, St. Louis, Missouri 63122. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies and the Company’s Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2006.

MISCELLANEOUS

The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview but will not be compensated for such services. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Stockholders are urged to mark, sign, date and send in their proxies without delay.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the annual meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment as to the best interests of the Company.

A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (including related financial statements and schedules but excluding exhibits) is available to stockholders, without charge, upon written request to Rebecca M. Braddock, Secretary, Siboney Corporation, P.O. Box 221029, St. Louis, Missouri 63122.

BY ORDER OF THE BOARD OF DIRECTORS

Rebecca M. Braddock, Secretary
Saint Louis, Missouri
April 16, 2007

SIBONEY CORPORATION
Annual Meeting to be held

May 22, 2007
11:00 a.m.
Siboney Corporation’s Office
325 North Kirkwood Road
Saint Louis, MO 63122

▼ Please detach here and return the bottom portion of this proxy in the enclosed reply envelope. ▼

The undersigned hereby acknowledges receipt of the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2007, and the 2006 Annual Report to Stockholders of the Company.

Date ______________, 2007     ___________________________    _______________________________
                                                                 Signature of Stockholder                                    Signature if held jointly

Please sign exactly as name appears below. If more than one person holds the power to vote the same shares, any one of them may sign this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THE
PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

Please check your address and zip code and note any corrections on the address label.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
SIBONEY CORPORATION
2007 ANNUAL STOCKHOLDERS’ MEETING

The undersigned stockholder(s) of SIBONEY CORPORATION, a Maryland corporation, hereby appoints Timothy J. Tegeler and Rebecca M. Braddock, or either of them, with full power of substitution, the true and lawful attorney and proxy of the undersigned, to represent the undersigned at the annual meeting of the stockholders of SIBONEY CORPORATION, to be held at Siboney Corporation’s office, 325 North Kirkwood Road, Saint Louis, Missouri 63122, on Tuesday, May 22, 2007, at 11:00 a.m., and at any adjournment thereof, and to vote, according to the number of votes the undersigned would be entitled to vote if personally present, upon the following matters:

Proposal I:  Election of Directors                       ❒ FOR all nominees listed below                    ❒ WITHHOLD AUTHORITY to vote for all nominees listed below

Rebecca M. Braddock, William D. Edwards Jr., John J. Riffle, Lewis B. Shepley, Timothy J. Tegeler and Jerome W. Thomasson

Instructions: To withhold authority to vote for any individual nominee, print that nominee’s name on the line provided below.

2.    In their discretion with respect to the transaction of such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL I.